Exhibit 4.2

STERLITE INDUSTRIES (INDIA) LIMITED
and
WILMINGTON TRUST COMPANY,
as Trustee
and
CITIBANK, N.A.
as Securities Administrator

4.00% CONVERTIBLE SENIOR NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE
Dated as of
October 29, 2009
to
INDENTURE

Dated as of
October 29, 2009

i

ii

iii

     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of October 29, 2009, between Sterlite Industries (India) Limited, a company incorporated under the laws of the Republic of India (the “Company”) and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (the “Trustee”) and Citibank, N.A., a national banking association, as paying agent, registrar, conversion agent, security custodian, transfer agent (the “Securities Administrator”).
WITNESSETH:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Securities Administrator an Indenture, dated as of October 29, 2009 (the “Base Indenture” and, as further supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited principal amount to be issued from time to time in one or more series as provided in the Base Indenture;
     WHEREAS, Section 15.01(m) of the Base Indenture provides for the Company, the Trustee and the Securities Administrator to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted by Section 3.01 of the Base Indenture;
     WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.00% Convertible Senior Notes due 2014 (the “Notes” and, each of them, a “Note”), the form, terms and conditions thereof to be set forth as provided in this First Supplemental Indenture;
     WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when duly executed by the Company and authenticated and delivered by the Trustee or the Authenticating Agent, as provided in this First Supplemental Indenture, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture and the issue hereunder of the Notes have been duly authorized in all respects.
     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee and the Securities Administrator for the equal and proportionate benefit of all Holders of the Notes from time to time, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.
     Section 1.02 Definitions. For all purposes of this First Supplemental Indenture:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;
          (b) Headings are for convenience of reference only and do not affect interpretation;
          (c) Unless otherwise defined in the Base Indenture or this First Supplemental Indenture or the context otherwise requires, all terms used therein and herein, as applicable, shall have the meanings assigned to them in the Trust Indenture Act; and
          (d) Unless the context otherwise requires, the terms defined in this Section 1.02(d) shall for all purposes of this First Supplemental Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:
     “Additional ADSs” has the meaning given to it in Section 4.01(e).
     “Additional Amounts” has the meaning given to it in Section 5.06.
     “Adjustment Event” has the meaning given to it in Section 4.09.
     “Adjustment Record Date” means the date on which holders of record of ADSs become entitled to receive the relevant dividend, distribution or issuance; provided that the deposit agreement relating to the ADS facility then outstanding shall specify that reasonable efforts will be made to establish such a date as closely as possible to the applicable date on which holders of the Ordinary Shares underlying the ADSs become entitled to receive such dividend, distribution or issuance. For the avoidance of doubt, none of the adjustments contemplated in Sections 4.06(a)(1) to (5) shall become effective unless there is set a record date or an effective date for the holders of ADSs with respect to the underlying event.
     “ADS Price” means:
     (i) in the case of a Change of Control in which holders of the Ordinary Shares receive only cash as consideration for their Ordinary Shares, the amount of cash paid per Ordinary Share multiplied by the number of Ordinary Shares then represented by each ADS in such Change of Control (converted into U.S. dollars at an exchange rate selected by the Board of Directors);
     (ii) in the case of all other Changes of Control, the price paid per Ordinary Share multiplied by the number of Ordinary Shares then represented by each ADS in such Change of Control (converted into U.S. dollars at an exchange rate selected by the Board of Directors); or
     (iii) in all other cases, the average of the Closing Sale Prices of ADSs during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Change of Control Effective Date.

     “ADS” means an American depositary share of the Company issued pursuant to and governed by the Deposit Agreement and representing One Ordinary Share (or the right to receive One Ordinary Share) as of the date of this First Supplemental Indenture, which number of Ordinary Shares may be adjusted from time to time.
     “ADS Depositary” means the person acting as depositary pursuant to the Deposit Agreement.
     “Agent” means any Registrar, Transfer Agent, Authenticating Agent, Paying Agent or Conversion Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.
     “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar foreign, federal or state law for the relief of debtors.
     “Base Indenture” has the meaning given to it in the recitals.
     “Base Rate” has the meaning given to it in Section 5.06.
     “Business Day” means any weekday that is not a day on which banking institutions in The City of New York or Mumbai, India are authorized or obligated by law or executive order to close.
     “Cap Additional Interest” has the meaning given to it in Section 4.09.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Note” means a Note that is in substantially the form attached as Exhibit A but that does not include the legend called for by footnote 1 thereof or the language called for by footnote 2 thereof.
     “Change of Control” means the occurrence of any of the following after the original issuance of the Notes:
     (i) the acquisition by any person (other than Vedanta Resources plc) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling that Person to exercise more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or the acquisition by Vedanta Resources plc of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling Vedanta Resources plc to exercise 90% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors; or
     (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person other than to one or more of the Company’s Wholly Owned Subsidiaries, provided that this clause (ii) shall not apply to:
(A)	any transaction:

1.	that does not result in any reclassification, conversion, exchange or cancellation of the outstanding Ordinary Shares (other than any sale, lease, or other transfer in one transaction or in a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole); or

2.	pursuant to which holders of Ordinary Shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all Ordinary Shares entitled to vote generally in elections of directors of the continuing or surviving Person or transferee or the parent thereof immediately after the transaction; or

(B)	any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Ordinary Shares into shares of common stock of the surviving entity.
     Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control if more than 90% of the consideration for the Ordinary Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of securities which are traded on a U.S. national securities exchange, including the NYSE, or which will be so traded when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Notes become convertible solely into such securities.
     For purposes of this definition, (i) “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, (ii) “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Change of Control Effective Date” has the meaning given to it in Section 4.01(e).
     “Closed Period” has the meaning given to it in Section 4.01(d).

     “Closing Date” means October 29, 2009, the date as of which this First Supplemental Indenture was originally executed and delivered.
     “Closing Sale Price” means on any date, the reported closing sale price per ADS (or if no closing sale price is reported, the average of the closing bid price and the closing ask price per ADS or, if more than one, in either case, the average of the average of the closing bid prices and the average of the closing ask prices per ADS) on such date as reported by the NYSE or, if the ADSs are not listed on the NYSE, as reported by the principal other United States national securities exchange on which the ADSs are then traded or, if such ADSs are not listed on a United States national securities exchange, as reported by the principal other market on which the ADSs are then traded. In the absence of the foregoing, the Closing Sale Price per ADS shall be an amount as determined in good faith by the Board of Directors (which determination shall be conclusive to be the fair value of such ADSs) and shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Securities Administrator.
     “Code” has the meaning specified in the Base Indenture.
     “Company” has the meaning given to it in the preamble.
     “Conversion Date” has the meaning given to it in Section 4.02(c).
     “Conversion Price” per ADS as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.
     “Conversion Rate” means, with respect to $1,000 principal amount of Notes, 42.8688 ADSs per $1,000 principal amount of Notes, subject to adjustment pursuant to the provisions of this First Supplemental Indenture.
     “Deposit Agreement” means the Deposit Agreement dated as of June 18, 2007 between the Company and Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs previously issued thereunder.
     “Depositary” means The Depository Trust Company
     “distributed securities” has the meaning given to it in Section 4.06(a)(4).
     “Event of Default” has the meaning specified in Section 7.01.
     “Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant dividend, distribution or issuance.
     “Excess Additional Amounts” has the meaning given to it in Section 5.06.
     “First Supplemental Indenture” has the meaning given to it in the preamble.
     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the Closing Date.

     “Fundamental Change Company Notice” has the meaning given to it in Section 3.01(b).
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Fundamental Change Purchase Date” has the meaning given to it in Section 3.01(a).
     “Fundamental Change Purchase Notice” has the meaning given to it in Section 3.01(c).
     “Fundamental Change Purchase Price” of any Note means 100% of the principal amount of the Note to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date.
     “Global Note” means a Note in global form that is in substantially the form attached as Exhibit A and that includes the legend called for by footnote 1 thereof and the language called for by footnote 2 thereof, and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Registrar’s books.
     “Indenture” has the meaning given to it in the recitals.
     “Indian Stock Exchanges” means the Bombay Stock Exchange Limited and the National Stock Exchange of India Limited.
     “interest” means, when used with reference to the Notes, Regular Interest, Cap Additional Interest, if any, Reporting Additional Interest, if any, and Additional Amounts.
     “Interest Payment Date” has the meaning given to it in Section 2.04(a).
     “Issue Date” of any Note means the date on which the Note was originally issued pursuant to this First Supplemental Indenture.
     “Maturity Date” means October 30, 2014, unless earlier converted, redeemed or repurchased in accordance with applicable law.
     “Note” has the meaning given to it in the recitals.
     “Notice of Default” has the meaning specified in Section 7.01.
     “NYSE” means the New York Stock Exchange.
     “Ordinary Shares” means the equity shares, par value Rs.2 per share, of the Company, as such shares exist on the date of this First Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so underlying ADSs issuable on conversion of

Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Prospectus Supplement” means the prospectus supplement with respect to the offering of the Notes, dated October 15, 2009, to the prospectus dated October 15, 2009, accompanying the Company’s registration statement on Form F-3 (No. 333-160580).
     “RBI” means the Reserve Bank of India.
     “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to the Indenture and the terms of the Notes.
     “Regular Interest” has the meaning given to it in Section 2.04(a).
     “Regular Record Date” means, with respect to each Interest Payment Date, the April 15 or October 15, as the case may be, immediately preceding such Interest Payment Date.
     “Relevant Jurisdiction” has the meaning given to it in Section 5.06.
     “Reorganization Event” has the meaning given to it in Section 4.11.
     “Reporting Additional Interest” has the meaning given to it in Section 7.02(b).
     “rights” has the meaning given to it in Section 4.06(a)(4).
     “rights plan” has the meaning given to it in Section 4.06(a)(4).
     “Securities” has the meaning given to it in the preamble.
     “Spin-Off” has the meaning given to it in Section 4.06(a)(4).
     “Tax Redemption Date” has the meaning given to it in Section 10.02(a).
     “Tax Redemption Price” has the meaning given to it in Section 10.02(a).
     “Termination of Trading” will be deemed to have occurred if the ADSs (or substantially identical ADSs pursuant to the Deposit Agreement or a deposit agreement which has substantially identical terms to the Deposit Agreement) are not listed or approved for trading on the NYSE or another U.S. national securities exchange or market and the Company’s Ordinary Shares are not so listed or approved for trading.
     “Trading Day” means with respect to the ADSs, a day during which trading in securities generally occurs on the NYSE or if the ADSs are not listed on the NYSE, such other principal United States national securities exchange on which the ADSs are listed, provided a Trading Day shall only include those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system. If the ADSs are not listed on a United States national securities exchange, “Trading Day” will mean Business Day.
     “Triggering Distribution” has the meaning given to it in Section 4.06(a)(5).
     “Trustee” has the meaning given to it in the preamble.
     “Valuation Period” has the meaning given to it in Section 4.06(a)(4).
ARTICLE 2
THE NOTES
     Section 2.01 Designation and Principal Amount. There is hereby authorized a series of convertible senior notes designated as 4.00% Convertible Senior Notes due 2014, limited in aggregate principal amount to $500,000,000.
     Section 2.02 Form and Denominations.
     (a) The Notes shall be initially issued in the form of one or more Global Notes that shall be registered in the name of the Depositary or the nominee of such Depositary.
     (b) The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
     Section 2.03 Payment at Maturity.
     (a) On the Maturity Date, each Holder will be entitled to receive $1,000 in cash for each $1,000 in principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date, unless such Note has been earlier converted pursuant to Article 4 or purchased by the Company at the Holder’s option pursuant to Article 3 or redeemed by the Company pursuant to Article 10.
     (b) With respect to Global Notes, principal and interest will be paid on the Maturity Date by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     (c) With respect to Certificated Notes, principal and interest will be payable at the office or agency of the Company maintained for such purpose on the Maturity Date, which shall initially be the applicable Corporate Trust Office of the Securities Administrator.
     Section 2.04 Payment of Interest.
     (a) The Notes will bear interest (“Regular Interest”) at a rate of 4.00% per year from the date of issuance. For any Note, interest (except Cap Additional Interest, if any) shall be payable semiannually in arrears on April 30 and October 30 (each, an “Interest

Payment Date”), commencing on April 30, 2010, to the Person in whose name such Note is registered at 5:00 p.m., New York City time, on the Regular Record Date for such Interest Payment Date, except that, notwithstanding the foregoing:
          (1) the Company will not be required to pay accrued interest on any Notes that have been converted, except as described in Section 4.02(e);
          (2) if the Company redeems any Notes on a Redemption Date or a Tax Redemption Date after a Regular Record Date for the payment of interest but before the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest on such Notes only to the persons to whom the Company pays such Notes’ principal, unless such Note was earlier converted (if such Note was converted after the last Record Date before such Redemption Date or Tax Redemption Date, as applicable, interest on the Note will be paid to its Holders as of such last Record Date); and
          (3) on the Maturity Date, the Company will pay accrued and unpaid interest on the Notes only to the Person who presents the Note for final payment (which may or may not be the Holder of record on the relevant Regular Record Date), unless such Notes were earlier converted, redeemed or repurchased (if such Notes were converted after the last Record Date before the Maturity Date, interest on the Notes will be paid to its Holder as of the last Record Date).
     (b) Interest payments will include unpaid interest (except Cap Additional Interest, if any) accrued from and including the immediately preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including October 29, 2009, to but excluding such Interest Payment Date. The Company shall, to the fullest extent permitted by law, make Interest payments in immediately available funds.
     (c) The amount of interest (except Additional Amounts, Cap Additional Interest, if any, and Reporting Additional Interest, if any) payable for any full semiannual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest (except Additional Amounts and Cap Additional Interest, if any) payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date is not a Business Day, payment of interest will be made on the next succeeding Business Day and no interest will accrue thereon.
     (d) The Company will pay interest:
          (1) on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;
          (2) on any Certificated Notes having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that on the Maturity Date, interest (except Cap Additional Interest) will be payable in accordance with Section 2.03(c); and

          (3) on any Certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holders of such Notes, provided such election is duly delivered to the Securities Administrator or Paying Agent at least ten Business Days prior to the relevant payment date for interest; provided, however, that on the Maturity Date, interest will be payable in accordance with Section 2.03(c).
     Section 2.05 Registrar, Transfer Agent, Paying Agent and Conversion Agent. The Company hereby initially designates Citibank, N.A. as Paying Agent, Conversion Agent, Registrar, Security Custodian and Transfer Agent, and designates the Corporate Trust Office of Citibank, N.A. as an office or agency where notices and demands to or upon the Company in respect of the Notes or the Indenture shall be served.
ARTICLE 3
PURCHASE OF NOTES
     Section 3.01 Purchase of Notes at Option of the Holder upon a Fundamental Change.
          (a) If a Fundamental Change occurs prior to the Maturity Date, each Holder of Notes shall have the right, subject to RBI approval and the terms and conditions herein, at the option of the Holder, to require the Company to purchase for cash all of the Notes of such Holder or any portion thereof equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date that is specified by the Company in the Fundamental Change Company Notice, such date occurring not less than 30 calendar days nor more than 45 Business Days after the date the Fundamental Change Company Notice is mailed or delivered (the “Fundamental Change Purchase Date”); provided that if such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of the Notes on the applicable Regular Record Date instead of the Holders surrendering the Notes for purchase on such date, and the Fundamental Change Purchase Price will be reduced by such interest amount.
          (b) As soon as practicable following the announcement of a Fundamental Change, but in no event later than 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, the Securities Administrator, any Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:
          (1) the Fundamental Change Purchase Price (including the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Purchase Date) and the Fundamental Change Purchase Date to which the Fundamental Change Company Notice relates;

          (2) the events constituting the Fundamental Change and the Fundamental Change Effective Date;
          (3) that the Fundamental Change Purchase Price will be paid in cash;
          (4) that Holders must exercise their right to elect purchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date;
          (5) the name and address of the Paying Agent and the Conversion Agent, if applicable;
          (6) that Notes must be surrendered to the Securities Administrator or other Paying Agent at its applicable Corporate Trust Office to collect the Fundamental Change Purchase Price;
          (7) that a Holder may withdraw its Fundamental Change Purchase Notice in whole or in part at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.02(b);
          (8) that the Notes are then convertible, the then applicable Conversion Rate, and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change;
          (9) if applicable, that Notes as to which a Fundamental Change Purchase Notice has been given may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.02(b);
          (10) the CUSIP number of the Notes; and
          (11) any other procedures that Holders must follow to require the Company to purchase their notes.
     At the Company’s request, the Securities Administrator shall give such Fundamental Change Purchase Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Purchase Notice shall be prepared by the Company. If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.
     Simultaneously with providing such Fundamental Change Company Notice, the Company will publish a notice containing the information therein in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as it may use at that time.

          (c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit B under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission (to be followed by an original) or in any other written form and, in the case of Global Notes, may be delivered electronically (to be followed by an original) or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Securities Administrator or the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.
          (1) The Fundamental Change Purchase Notice shall state:
          (A) if the Notes are Certificated Notes, the certificate number of the Note which the Holder will deliver to be purchased (or, if the Notes are Global Notes, any other items required to comply with the Applicable Procedures);
          (B) the portion of the principal amount of the Note which the Holder will deliver to be purchased, in integral amounts of $1,000; and
          (C) that such Note shall be purchased by the Company pursuant to the applicable terms and conditions specified in the Notes and the Indenture.
          (2) The delivery of a Note for which a Fundamental Change Purchase Notice has been timely delivered to the Securities Administrator or any Paying Agent and not validly withdrawn, prior to or on the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Securities Administrator or Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
          (3) The Company shall be obliged to purchase, pursuant to this Section 3.01, a portion of a Note only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
          (4) Notwithstanding anything herein to the contrary, any Holder shall have the right to withdraw a Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Securities Administrator or the Paying Agent in accordance with Section 3.02(b).
          (5) The Securities Administrator or the Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
     Section 3.02 Effect of Fundamental Change Purchase Notice.

          (a) Upon receipt by the Securities Administrator or the Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder and timely delivery of the Note in respect of which the Fundamental Change Purchase Notice was given either in certificated form or according to the Applicable Procedures, together with all necessary endorsements, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note, subject to the occurrence of the Fundamental Change Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Fundamental Change Purchase Price). Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of:
          (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied); and
          (2) the time of delivery of such Note to the Securities Administrator or the Paying Agent by the Holder thereof in the manner required by Section 3.01(c)(2).
     Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into ADSs pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Notes to be converted.
     (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered by other means in accordance with the Applicable Procedures) delivered by the Holder to the Securities Administrator or the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
          (1) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted;
          (2) if Notes are Certificated Notes, the certificate number of the Note being withdrawn in whole or in withdrawable part (or if the Notes are Global Notes, such written notice must comply with the Applicable Procedures); and
          (3) the portion of the principal amount of the Note, if any, that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
          The Securities Administrator or the Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture.

     Section 3.03 Deposit of Fundamental Change Purchase Price.
          (a) On or before 8:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Purchase Date, the Company shall deposit with the Securities Administrator or with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.02 of the Base Indenture) an amount of cash (in immediately available funds if deposited on or after such Fundamental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.
          (b) If on the Fundamental Change Purchase Date the Paying Agent or the Securities Administrator, in accordance with the terms hereof, holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes that Holders have elected to require the Company to purchase in accordance with Section 3.01, then, immediately after the Fundamental Change Purchase Date, such Notes will cease to be Outstanding and interest on such Notes will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Securities Administrator or the Paying Agent.
     Section 3.04 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date, the Securities Administrator or the Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 3.05 Notes Purchased in Part. Any certificated Note that is to be purchased only in part shall be surrendered at the applicable Corporate Trust Office of the Securities Administrator or at the office of the Paying Agent and, promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee or the Authenticating Agent shall, upon receipt of a Company Order, authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.
     Section 3.06 Compliance with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01, the Company shall:
          (a) comply with the provisions of Rule 13e-4, Rule 14e-l, and any other tender offer rules under the Securities Act, or the Exchange Act, which may then be applicable;
          (b) file a Schedule TO (or any successor or similar schedule, form or report) or any other required schedule under the Exchange Act; and

          (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Notes, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.05 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, the Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
ARTICLE 4
CONVERSION
     Section 4.01 Conversion Privilege and Conversion Rate.
          (a) Subject to and upon compliance with the provisions of this First Supplemental Indenture, at the option of the Holder, any Note or portion thereof that is an integral multiple of $1,000 principal amount and not previously purchased or currently the subject of a Fundamental Change Purchase Notice that has not been withdrawn pursuant to Section 3.02(b), may be converted into fully paid and non-assessable ADSs of the Company at any time until 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, at the Conversion Rate in effect at such time. If the Company has given notice to redeem Notes pursuant to Section 10.01, such Notes will be convertible at the option of the Holder only until the close of business on the Business Day prior to the Redemption Date unless the Company fails to pay the Redemption Price on the Redemption Date, and if the Company has given notice to redeem all of the Notes pursuant to Section 10.02, any Notes not subject to a duly completed, signed and timely submitted Tax Election Notice (as defined below) will be convertible at the option of the Holder only until the close of business on the Business Day prior to the Tax Redemption Date unless the Company fails to pay the Tax Redemption Price on the Tax Redemption Date.
          (b) Provisions of this First Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.
          (c) A Holder of Notes is not entitled to any rights of a holder of ADSs until such Holder has converted its Notes into ADSs, and only to the extent such Notes are deemed to have been converted into ADSs pursuant to this Article 4. The Holder of Notes that has converted its Notes (or if such person designated another person to whom such ADSs shall be issued and delivered, such person) shall be treated as a holder of record of such ADSs as of 5:00 p.m., New York City time, on the Conversion Date.
          (d) Notwithstanding (a) through (c) above, the conversion rights shall be suspended during any Closed Period (as defined below) and Holders shall not have the right to convert their Notes during any such Closed Period. “Closed Period” means the following periods: (i) the 21 days immediately prior to the date of the Company’s annual general shareholders’ meeting, (ii) the 30 days immediately prior to an extraordinary shareholders’ meeting, (iii) from the date that the Company notifies the Indian Stock Exchanges of the record date for determination of shareholders entitled to receipt of dividends, subscription of shares due to capital increase or other benefits, to the record date for the distribution or allocation of the relevant dividends, rights and benefits, (iv) such other periods determined by Indian law applicable from time to time that the Company is required to close its stock transfer books, and (v) any period commencing on a Record Date (other than the last Record Date before the Maturity Date) and ending on the corresponding Interest Payment Date. The Company will procure that Holders (and other applicable parties) are given notice of any Closed Period at the beginning of each Closed Period in accordance with the provisions of this Indenture.
          (e) If, and only to the extent a Holder elects to convert Notes in connection with a transaction that constitutes a Change of Control pursuant to which 10% or more of the consideration for Ordinary Shares and/or ADSs (other than cash payments for fractional Ordinary Shares or ADSs and cash payments made in respect of dissenters’ appraisal rights) in such Change of Control transaction consists of cash or securities (or other property) that are not Ordinary Shares, shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such Change of Control transaction on a U.S. national securities exchange, the Conversion Rate shall be increased by an additional number of ADSs as described below. A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Change of Control if the conversion notice is received by the Conversion Agent during the period from the Change of Control Effective Date to 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Purchase Date.
          The number of additional ADSs per $1,000 principal amount of Notes by which the Conversion Rate shall be increased (the “Additional ADSs”) will be determined by the Company by reference to the table below and is based on the date on which the Change of Control becomes effective (the “Change of Control Effective Date”), and the ADS Price, subject to adjustment as described below.
          The following table sets forth the ADS Price and number of Additional ADSs by which the Conversion Rate shall be increased:

ADS Price on		October 30,	October 30,	October 30,	October 30,	October 30,
Effective Date	October 15, 2009	2010	2011	2012	2013	2014
$16.97	16.0757	16.0757	16.0757	16.0757	16.0757	16.0757
$17.50	15.0756	14.9830	14.9472	15.0445	14.6610	14.2741
$18.00	14.2137	14.0393	13.8944	13.8881	13.3855	12.6868
$19.00	12.6782	12.3610	12.0167	11.8200	11.1337	9.7628
$20.00	11.3564	10.9208	10.4045	10.0307	9.2300	7.1312
$22.50	8.7743	8.1311	7.2893	6.4836	5.6482	1.5756
$25.00	6.9336	6.1781	5.1459	3.8627	3.2331	0.0000
$30.00	4.5939	3.7883	2.6618	0.2392	0.1585	0.0000
$35.00	3.2548	2.5103	1.4996	0.0000	0.0000	0.0000
$40.00	2.4344	1.7872	0.9516	0.0000	0.0000	0.0000
$45.00	1.9000	1.3510	0.6776	0.0000	0.0000	0.0000
$50.00	1.5326	1.0699	0.5294	0.0000	0.0000	0.0000
$60.00	1.0669	0.7383	0.3729	0.0000	0.0000	0.0000
$80.00	0.5946	0.4176	0.2212	0.0000	0.0000	0.0000
     The actual ADS Price and Change of Control Effective Date may not be set forth on the table, in which case, if the actual ADS Price is between two ADS Prices on the table or the actual Change of Control Effective Date is between two Change of Control Effective Dates on the table, the number of Additional ADSs will be determined by a straight-line interpolation between the number of Additional ADSs set forth for the two ADS Prices and the two Change of Control Effective Dates, as applicable, based on a 365-day year. If the ADS Price:
     (1) exceeds $80.00 per ADS, subject to adjustment as described below, the Conversion Rate shall not be increased; and
     (2) is less than $16.97 per ADS, subject to adjustment as described below, the Conversion Rate will not be increased.
     The ADS Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Sections 4.06, 4.07, 4.08 and 4.09. The adjusted ADS Prices will equal the ADS Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table above will be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted as set forth in Sections 4.06, 4.07, 4.08 and 4.09 hereof.
          (f) If the Company’s ADS facility maintained with the ADS Depositary is terminated for any reason but such event does not constitute a Termination of Trading because the Ordinary Shares or ADSs substantially identical to the current ADSs are then listed for trading on the NYSE or another U.S. national securities exchange, the Notes shall become convertible into Ordinary Shares or such substantially identical ADSs. In all such cases, all references to ADSs in this First Supplemental Indenture shall be deemed to refer to Ordinary Shares or such substantially identical ADSs, as applicable, all references to the Closing Sale Price of the ADSs will be deemed to refer to the Closing Sale Price of the Ordinary Shares or such substantially identical ADSs, as applicable, and other appropriate adjustments will be made hereunder to reflect such change.
          (g) Notwithstanding Section 4.01(e), in no event shall (i) the Conversion Rate as adjusted on account of a Change of Control transaction in the manner set forth in Section 4.01(e) above exceed 58.9455 ADSs per $1,000 principal amount of Notes, subject to adjustment as described in Sections 4.06, 4,07, 4.08 and 4.09; (ii) the Conversion Rate as adjusted exceed the Conversion Rate limit of 57.1428 ADSs per $1,000 principal amount of Notes, or (iii) the Conversion Rate be adjusted to a rate that would render conversion of the notes into ADSs at such adjusted conversion rate to be in contravention of any applicable law or subject to approval of the Ministry of Finance of India, the RBI or any other regulatory or governmental authority in India. If the Company changes the number of Ordinary Shares represented by ADSs (other than to account for stock splits or combinations), each of the Conversion Rate limitations set forth in clauses (i) and (ii) will be adjusted to equal such limitation applicable immediately prior to such change multiplied by a fraction, the numerator of which is the number of Ordinary Shares represented by one ADS immediately prior to such change and the denominator of which is the number of Ordinary Shares represented by one ADS as so changed.

     Section 4.02 Conversion Procedure.
          (a) To convert interests in a Global Note, a Holder must comply with the Applicable Procedures, furnish appropriate endorsements and transfer documents if required by the Company and pay:
          (1) interest as provided in Section 4.02(e);
          (2) any documentary, stamp or similar issue or transfer tax or fee due upon the issuance and delivery of ADSs upon conversion pursuant to Section 4.04; and
          (3) pay the applicable fees and expenses of the ADS Depositary for the issuance of ADSs as described in the Deposit Agreement.
          (b) To convert a Certificated Note, a Holder must:
          (1) complete and manually sign the conversion notice on the back of the Note, copies of which will be available from the Conversion Agent and deliver a copy of such notice by facsimile with an original to follow to the Conversion Agent;
          (2) surrender the Note to the Conversion Agent at its principal corporate office;
          (3) if required, pay interest as provided in Section 4.02(e);
          (4) if required by the Conversion Agent, furnish appropriate endorsements, signature guarantees and transfer documents;
          (5) if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of ADSs by the ADS Depositary upon deposit of Ordinary Shares;
          (6) if required, pay any documentary, stamp or similar issue or transfer tax or fee or tax on capital gain due upon the issuance and delivery of ADSs upon conversion pursuant to Section 4.04; and
          (7) pay the applicable fees and expenses of the ADS Depositary for the issuance of ADSs as described under the Deposit Agreement.
          (c) The date on which the Holder satisfies all of the requirements with respect to a Note in either paragraph (a) or (b) above is the “Conversion Date” for such Note, unless such date occurs during a Closed Period or after the Holder has submitted, but not validly withdrawn, a Fundamental Change Purchase Notice with respect to such Note. Any Holder who satisfies the conditions listed in 4.02(a), with respect to a Global Note, or 4.02(b), with respect to a Certificated Note, during a Closed Period (i) will not be permitted to convert the Notes into ADSs (as specified in the Conversion Notice) until the next Business Day after the end of that Closed Period (even if such Business Day occurs after a Redemption Date, Tax Redemption Date or the Maturity Date), which (if all other conditions to conversion have been fulfilled) will be the Conversion Date for such Notes; and (ii) will be permitted to withdraw such Conversion Notice or undertake the appropriate Applicable Procedures to cancel its conversion, as applicable, prior to the Conversion Date for such Notes. Upon the conversion of a Note, the Company will promptly deliver the requisite documentation and the Ordinary Shares to the Depositary so as to enable the Depositary to deliver ADSs to the Holder.
          (d) The ADS Depositary shall be deemed to be a holder of record of Ordinary Shares representing ADSs deposited upon conversion on the Conversion Date; provided, however, that no surrender of a Note on any Conversion Date that occurs when the share transfer books of the Company shall be closed shall be effective to constitute the depositary entitled to receive the Ordinary Shares representing ADSs deposited upon conversion to be the record holder of such Ordinary Shares representing ADSs on such date, but such surrender shall be effective to constitute the depositary entitled to receive such Ordinary Shares representing ADSs as the record holder thereof for all purposes as of the close of business on the next succeeding day on which such share transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the share transfer books of the Company had not been closed. Upon conversion of a Note, a converting person shall no longer be a Holder of such Note. Except as set forth in this First Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on the Ordinary Shares represented by ADSs issued upon conversion of a Note prior to the issuance of such shares.
          (e) Upon conversion of a Note, a Holder will not receive, except as described below, any cash payment representing any accrued interest (except Additional Amounts and Cap Additional Interest, if any). Instead, accrued interest (except Additional Amounts and Cap Additional Interest, if any) will be deemed paid in full by the ADSs received by the Holder upon conversion rather than cancelled, extinguished or forfeited. Delivery of Ordinary Shares to the Depositary for the issuance to the Holder of the full number of ADSs into which the Note is convertible, together with any cash payment of such Holder’s fractional ADSs pursuant to Section 4.03, will thus be deemed to satisfy the Company’s obligation to pay the principal amount of a Note and to pay accrued and unpaid interest (except Additional Amounts and Cap Additional Interest, if any).
          Holders of Notes at 5:00 p.m., New York City time, on any Regular Record Date will receive the interest (except Additional Amounts deliverable upon conversion, if any, and Cap Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after 5:00 p.m., New York City time, on such Regular Record Date. However, Notes surrendered for conversion by a Holder during the period subsequent to 5:00 p.m., New York City time, on any Regular Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest that has accrued and will be paid on the Notes being converted (whether or not the converting Holder was the Holder of record on the relevant Regular Record Date); provided, however, that no such payment need be made:
          (1) if the Company has specified a Fundamental Change Purchase Date that falls on or after a Regular Record Date and on or prior to the corresponding

Interest Payment Date and the Conversion Date for such Note occurs between such Regular Record Date and Interest Payment Date;
          (2) if the Company has specified a Redemption Date or a Tax Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Conversion Date for such Note occurs between such Regular Record Date and Interest Payment Date;
          (3) on Notes that have been surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;
          (4) to the extent of overdue interest, if any, or Cap Additional, if any which exists at the time of the conversion with respect to such Note; or
          (5) to the extent of any Additional Amounts payable by the Company upon conversion in connection with the Company’s satisfaction of its conversion obligations.
          For the avoidance of doubt, interest (excluding any Additional Amounts payable by the Company in connection with payments or deliveries that the Company is obligated to make to the record Holder of such Note on a Redemption Date, Tax Redemption Date or Maturity Date, and any Cap Additional Interest) paid on the Redemption Date or Tax Redemption Date, as applicable, will be paid to the Holder of record on the Regular Record Date if such Note has been surrendered for conversion following the Regular Record Date immediately preceding the Redemption Date, the Tax Redemption Date or Maturity Date, as the case may be.
          In the case of any certificated Note which is converted in part only, upon such conversion the Company shall execute and the Trustee or Authenticating Agent shall, upon receipt of a Company Order, authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain Outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
          Upon the conversion of an interest in a Global Note, the Securities Administrator and the Depositary shall reduce the principal amount of such Global Note in their records. The Company shall notify the Trustee and the Securities Administrator in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee or the Securities Administrator, as applicable.
     Section 4.03 Fractional Shares. The Company will not issue fractional ADSs or securities representing fractional ADSs upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full ADSs that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of delivering any fractional ADSs, the Company will pay on the settlement date an amount in cash equal to the Closing Sale Price of the ADSs on the Trading Day immediately preceding the applicable Conversion Date multiplied by such fractional ADSs and rounding the product to the nearest whole cent.
     Section 4.04 Taxes on Conversion. If a Holder converts a Note, the Holder shall pay any documentary, stamp or similar issue or transfer taxes or fees or taxes on capital gain upon the issuance or delivery of ADSs upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional ADSs. In addition, the Holder shall pay any such tax which is due because the Holder requests the ADSs to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver any certificate, if applicable, representing the ADSs being issued in a name other than the Holder’s name until the Conversion Agent receives certification that all taxes due including any tax which will be due because the ADSs are to be issued in a name other than the Holder’s name have been paid.
     Section 4.05 Company to Provide Shares.
          (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued share capital, a sufficient number of Ordinary Shares to be represented by ADSs to permit the conversion of all Outstanding Notes into ADSs.
          (b) All Ordinary Shares delivered to the ADS Depositary for issuance of the ADSs by the ADS Depositary upon conversion of the Notes shall be newly issued Ordinary Shares, and such Ordinary Shares shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
          (c) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the ADSs issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the ADSs may be validly and legally issued at such adjusted Conversion Rate.
          (d) The Company covenants to take all such actions as may be required for the delivery in accordance herewith of ADSs, deliverable upon the conversion of any Note, including the issuance of Ordinary Shares represented by such ADSs, the deposit thereof in accordance with the Deposit Agreement, and the acceptance of such ADSs into the book-entry system maintained by the ADS Depositary. Without limiting the generality of the foregoing, the Company further covenants that, (i) if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Indian law or U.S. federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) and any analogous Indian regulatory authority, endeavor to secure such registration or approval, as the case may be and (ii) if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, all ADSs issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such ADSs until the first conversion of the Notes into ADSs in accordance with the provisions of this Indenture, the Company covenants to list such ADSs issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
          (e) Notwithstanding the above, delivery of the ADSs will occur as promptly as practicable following the Conversion Date, but in no event later than 45 days or 10 days (in the case of any Conversion Date occurring on or after the last Record Date before a Redemption Date or the Maturity Date, as applicable) after the Conversion Date.
     Section 4.06 Adjustment of Conversion Rate.
          (a) If the number of Ordinary Shares represented by one ADS is changed after the date of the Prospectus Supplement, the Conversion Rate shall be appropriately adjusted by the Company such that the number of Ordinary Shares represented by one ADS remains the same. As of the date of this First Supplemental Indenture, each ADS represents one Ordinary Share.
          For the avoidance of doubt, if any event in Sections 4.06(a)(1) to (6) results in a change to the number of Ordinary Shares represented by one ADS, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant Conversion Rate adjustment on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.
          The Company will adjust the Conversion Rate for the events in Sections 4.06(a)(1) to (6), except that the Company will not make any adjustments to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as Holders of ADSs and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of ADSs equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
          The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (1) If the Company shall issue Ordinary Shares to all or substantially all holders of Ordinary Shares as a dividend or distribution on Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x OS1/OS0
where,
CR0 = the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Adjustment Record Date for such dividend or distribution;
OS0 = the number of Ordinary Shares outstanding immediately prior to 9:00 a.m., New York City time, on the record date for such dividend or distribution; and
OS1 = the number of Ordinary Shares outstanding immediately after giving effect to such dividend and solely as a result of such dividend or distribution.
Any adjustment made pursuant to this clause (1) shall become effective immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the Conversion Rate will again be adjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (2) If the Company shall effect an Ordinary Share split or Ordinary Share combination, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x OS1/OS0
where,
CR0 = the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such Ordinary Share split or Ordinary Share combination;
CR1 = the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the effective date of such Ordinary Share split or Ordinary Share combination;
OS0 = the number of Ordinary Shares outstanding immediately prior to 9:00 a.m., New York City time, on the effective date of such Ordinary Share split or Ordinary Share combination; and
OS1 = the number of Ordinary Shares outstanding immediately after and solely as a result of such Ordinary Share split or Ordinary Share combination.
Any adjustment made pursuant to this clause (2) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such Ordinary Share split or Ordinary Share combination.
          (3) If the Company issues rights (other than rights issued pursuant to a shareholder’s rights plan) or warrants to all or substantially all holders of Ordinary Shares entitling such holders (for a period expiring within 45 days after such issuance) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per Ordinary Share (or having a conversion price per Ordinary Share) less than the average Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by one ADS for the five consecutive Trading Day period ending on the Trading Day immediately preceding the first public announcement of the issuance of such rights or warrants, the Conversion Rate will be adjusted based on the following formula:
CR1 = CR0 x (OS0+X)/(OS0+Y)
where,
CR0 = the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such issuance;
CR1 = the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Adjustment Record Date for such issuance;
OS0 = the number of Ordinary Shares outstanding immediately prior to 9:00 a.m., New York City time, on the record date for such issuance;
X = the total number of Ordinary Shares issuable pursuant to such rights or warrants; and
Y = the number of Ordinary Shares equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants (expressed in US dollars based on the spot exchange rate determined by the Board of Directors) divided by (y) the quotient of (A) the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the first announcement of the issuance, divided by (B) the number of Ordinary Shares then represented by one ADS.
Any adjustment made pursuant to this clause (3) shall become effective immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such issuance. If such rights or warrants described in this clause (3) are not so issued, the Conversion Rate will again be adjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to be the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered. In determining (i) whether any rights or warrants entitle holders to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per Ordinary Share (or having a conversion price per Ordinary Share) less than the average Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by one ADS for the five consecutive Trading Day period ending on the Trading Day immediately preceding the first public announcement of the issuance of such rights or warrants, and (ii) the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration if other than cash shall be determined by the Board of Directors.
          (4) If the Company makes a dividend or other distribution to all or substantially all holders of Ordinary Shares, of the Company’s Capital Stock, evidences of Indebtedness or other assets of the Company, including securities but excluding:
          (A) any dividends or distributions referred to in clause (1) above;
          (B) any rights and warrants referred to in clause (3) above;
          (C) any dividends or distributions referred to in clause (5) below;
          (D) any dividends and distributions in connection with a Reorganization Event; or
          (E) any Spin-Offs to which the provisions set forth below in this clause (4) shall apply,
(the “distributed securities”), then in each such case the Conversion Rate shall be adjusted based the following formula:
CR1 = CR0 x SP0/(SP0-FMV)
where,
CR0 = the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such distribution;
CR1 = the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Adjustment Record Date for such distribution;
SP0 = the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, divided by the number of Ordinary Shares then represented by one ADS; and
FMV = the fair market value (as determined in US dollars by the Board of Directors) on the Adjustment Record Date for such distribution of the shares of Capital Stock, evidences of Indebtedness or other assets distributed with respect to each outstanding Ordinary Share.

Any such adjustment made pursuant to this clause (4) shall become effective immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such distribution. In the event that such dividend or distribution described in this clause (4) is not so paid or made, the Conversion Rate will again be adjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     With respect to any rights or warrants (the “rights”) that may be issued or distributed pursuant to any rights plan of the Company currently in effect or that the Company implements after the date of this First Supplemental Indenture (a “rights plan”), in lieu of any adjustment required upon conversion of the Notes into ADSs, to the extent that such rights plan is in effect upon such conversion, the Holders of Notes will receive, with respect to the ADSs (or the Ordinary Shares represented thereby) issued upon conversion, the rights described therein (whether or not the rights have separated from the ADSs (or the Ordinary Shares represented thereby) at the time of conversion), subject to the limitations set forth in and in accordance with any such rights plan; provided that in the case of the Company’s current rights plan or a future rights plan to the extent applicable, if, at the time of conversion, however, the rights have separated from the ADSs (or the Ordinary Shares represented thereby) in accordance with the provisions of the rights plan so that Holders would not be entitled to receive any rights in respect of the ADSs issuable upon conversion of the Notes as a result of the timing of the conversion date, the Conversion Rate shall be adjusted as if the Company distributed to all Holders of ADSs distributed securities, subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the rights. Any distribution of rights or warrants pursuant to a rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants. Other than as specified in this clause (4), there will not be any adjustment to the Conversion Rate as the result of the issuance of any rights, the distribution of separate certificates representing such rights, the exercise or redemption of such rights in accordance with any rights plan or the termination or invalidation of any rights.
     If the transaction that gives rise to an adjustment pursuant to this clause (4) is, however, one pursuant to which the payment of a dividend or other distribution on Ordinary Shares consists of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or, when issued will be, traded or listed on the NASDAQ Global Select Market, the NASDAQ Global Market, the NYSE or any other U.S. national securities exchange or market, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x (FMV0+MP0)/MP0
where,
CR0 = the Conversion Rate in effect at 5:00 p.m., New York City time, on the last Trading Day of the Valuation Period;

CR1 = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the last Trading Day of the Valuation Period;
FMV0 = the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period beginning on and including the fifth Trading Day after the effective date of the Spin-Off (the “Valuation Period”); and
MP0 = the average of the Closing Sale Prices of the ADSs over the Valuation Period, divided by the then applicable number of Ordinary Shares then represented by one ADS.
Any such adjustment made pursuant to this clause (4) shall occur on the fifteenth Trading Day from, and including, the effective date of the Spin-Off. As a result, any conversion within the 15 Trading Days following the effective date of any Spin-Off shall be deemed not to have occurred until the end of such 15 Trading Day period.
     For purposes of this Section 4.06(a)(4) and Sections 4.06(a)(1) and 4.06(a)(3), any dividend or distribution to which this Section 4.06(a)(4) is applicable that also includes Ordinary Shares to which Section 4.06(a)(1) applies, or rights or warrants to subscribe for, purchase or convert into Ordinary Shares to which Section 4.06(a)(3) applies (or both), shall be deemed instead to be:
(A) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than (a) such Ordinary Shares to which Section 4.06(a)(1) applies or (b) such rights or warrants to which Section 4.06(a)(3) applies, and any Conversion Rate adjustment required by this Section 4.06(a)(4) shall be made with respect to such remaining dividend or distribution as though it did not include (a) such Ordinary Shares to which Section 4.06(a)(1) applies and (b) such rights or warrants to which Section 4.06(a)(3) applies, immediately followed by,
(B) a dividend or distribution of such Ordinary Shares to which Section 4.06(a)(1) applies or such rights or warrants to which Section 4.06(a)(3) applies, and any Conversion Rate adjustment required by Section 4.06(a)(1) and Section 4.06(a)(3), as applicable, shall be made with respect to such Ordinary Shares or such rights or warrants, except that:
     (i) for the purposes of adjusting the conversion rate under Section 4.06(a)(1), (a) the record date of such dividend or distribution shall be substituted for “the record date of such dividend or distribution” and the Adjustment Record Date for such dividend or distribution shall be substituted for “the Adjustment Record Date for such dividend or distribution” within the meaning of Section 4.06(a)(1), and (b) any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding on the record date for such dividend or distribution” within the meaning of Section 4.06(a)(1), and
     (ii) for the purposes adjusting the conversion rate under Section 4.06(a)(3), (a) the record date of such dividend or distribution shall be substituted for the “record date” and “the record date for such issuance” within the meaning of Section 4.06(a)(3), and (b) any Ordinary Shares already accounted for in any Conversion Rate adjustment required by Section 4.06(a)(1) as a result of such dividend or distribution shall be deemed “outstanding immediately prior to 9:00 a.m., New York City time, on the record date for such issuance.”
          (5) If the Company, by dividend or otherwise, at any time distributes to all or substantially all holders of Ordinary Shares a payment consisting exclusively of cash (excluding any dividend or distribution upon a Reorganization Event) (a “Triggering Distribution”), the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 × (SP0 –T)/(SP0 – C)
where
CR0 = the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Adjustment Record Date for such Triggering Distribution;
CR1 = the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Adjustment Record Date for such Triggering Distribution;
SP0 = the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such Triggering Distribution, divided by the number of Ordinary Shares then represented by one ADS;
T = the dividend threshold amount, which shall initially be $0.09 per year and which amount shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, Ordinary Shares; provided, that if a Conversion Rate adjustment is required to be made as a result of a distribution that is not a yearly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and
C = the amount of such Triggering Distribution per Ordinary Share that the Company distributes to holders of its Ordinary Shares (expressed in US dollars based on the spot exchange rate determined by the Board of Directors).
Any increase made pursuant to this clause (5) shall become effective immediately prior to 9:00 a.m., New York City time, on the Record Date for such Triggering Distribution. In the event that such Triggering Distribution described in this clause (5) is not so paid or made, the Conversion Rate will again be adjusted effective as of the date the Board of

Directors publicly announces its decision not to make such Triggering Distribution to be the Conversion Rate that would then be in effect if such Triggering Distribution had not been declared.
          (6) If the Company or any of its Subsidiaries, or Vedanta Resources plc or its subsidiaries, makes a payment in respect of a tender offer or exchange offer for Ordinary Shares (including Ordinary Shares represented by ADSs), if (A) the cash and value of any other consideration included in the payment per Ordinary Share (expressed in US dollars based on the spot exchange rate determined by the Board of Directors) exceeds (B) the Closing Sale Price of the ADSs on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, divided by the number of Ordinary Shares then represented by one ADS, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)
where,
CR0 = the Conversion Rate in effect on the day immediately prior to 9:00 a.m., New York City time, on the effective date of the adjustment;
CR1 = the Conversion Rate in effect immediately following 9:00 a.m., New York City time, on the effective date of the adjustment;
AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares purchased in such tender offer or exchange offer;
OS0 = the number of Ordinary Shares (including those underlying ADSs) outstanding immediately prior to the date such tender offer or exchange offer expires;
OS1 = the number of Ordinary Shares outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase or exchange of Ordinary Shares (including those underlying ADSs) pursuant to such tender or exchange offer); and
SP1 = the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period commencing on the Trading Day immediately following the date such tender offer or exchange offer expires (the “Offer Valuation Period”), divided by the number of Ordinary Shares then represented by one ADS.
Any adjustment made pursuant to this clause (6) will become effective immediately after 5:00 p.m., New York City time, on the last Trading Day of the relevant Offer Valuation Period. As a result, any conversion within an Offer Valuation Period will be deemed not to have occurred until the end of such Offer Valuation Period. In the event that the Company or one of its Subsidiaries are obligated to purchase Ordinary Shares (including those underlying ADSs) pursuant to any such tender offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate will again be adjusted to be the Conversion Rate which would have been in effect based upon the number of Ordinary Shares (including those underlying ADSs) actually purchased, if any. Except as provided in the immediately preceding sentence, if the application of this clause (6) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (6).
     Except with respect to a Spin-Off, in cases where the fair market value of assets (including cash), debt securities or certain rights, warrants or options to purchase the Company’s securities, as to which clauses (3) or (4) above apply, applicable to one Ordinary Share, distributed to holders of Ordinary Shares:
          (A) equals or exceeds the average of the Closing Sale Price of the ADSs, divided by the number of Ordinary Shares then represented by each ADS, during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Record Date for such distribution; or
          (B) such average of the Closing Sale Prices exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holders of Notes shall be entitled to receive upon conversion, in addition to the ADSs, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the shareholders entitled to receive the distribution.
          (b) If during a period applicable for calculating the Closing Sale Price of ADSs or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Closing Sale Price of ADSs or such other security, as applicable, shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this First Supplemental Indenture requires a calculation of an average of Closing Sale Prices of ADSs or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period during which the average is to be calculated. Furthermore, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06, such adjustments shall be made to Closing Sale Prices as may be necessary or appropriate to effectuate the intent of this Section 4.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to the Trustee and the Securities Administrator.

          (c) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Board of Directors to reflect the combined impact of such Conversion Rate Adjustment Events, as set out in this Section 4.06, during such period.
          (d) Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted (i) upon the issuance of Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; (ii) upon the issuance of Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (i) above and outstanding as of the date the Prospectus Supplement; (iii) for a change in the par value of the Ordinary Shares; or (iv) for accrued and unpaid interest, if any.
          (e) If (i) any event occurs that requires an adjustment to the Conversion Rate under Section 4.06(a) after the Conversion Date but before the Company delivers ADSs upon settlement and (ii) the ADSs the Company delivers upon settlement are not entitled to participate in the transaction that gave rise to the adjustment event, the Company will adjust the number of ADSs deliverable with respect to any Notes converted on such Conversion Date to account for such transaction.
     Section 4.07 No Adjustment.
          (a) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(a) shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing sentence, all adjustments not previously made will be made, regardless of whether the aggregate adjustment is less than 1%, (i) annually, upon each anniversary of the date of first issuance of the notes, (ii) upon conversion on the Conversion Date, (iii) upon redemption on the Redemption Date, and (iii) upon maturity on the Maturity Date, as applicable. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of an ADS, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.
          (b) Except as described in Section 4.06, no adjustment in the Conversion Rate shall be required for issuances of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or carrying the right to purchase Ordinary Shares or any such security.
     Section 4.08 Voluntary Adjustment. The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 Business Days, and the Company provides 15 calendar days prior written notice to any increase in the Conversion Rate to the Trustee, the Conversion Agent and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish U.S. federal income tax to holders of Ordinary Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

     Section 4.09 Limit to Adjustments. Notwithstanding any other provision in Sections 4.06, 4.07 and 4.08, in no event will: (i) the Conversion Rate as adjusted on account of a Change of Control transaction in the manner set forth in Section 4.01(e) above exceed 58.9455 ADSs per $1,000 principal amount of Notes, subject to adjustment as described in Sections 4.06, 4,07, 4.08 and 4.09; (ii) the Conversion Rate as adjusted exceed the Conversion Rate limit of 57.1428 ADSs per $1,000 principal amount of Notes, or (iii) the Conversion Rate be adjusted to a rate that would render conversion of the notes into ADSs at such adjusted conversion rate to be in contravention of any applicable law or subject to approval of the Ministry of Finance of India, the RBI or any other regulatory or governmental authority in India. If the Company changes the number of Ordinary Shares represented by ADSs (other than to account for stock splits or combinations), each of the Conversion Rate limitations set forth in clauses (i) and (ii) will be adjusted to equal such limitation applicable immediately prior to such change multiplied by a fraction, the numerator of which is the number of Ordinary Shares represented by one ADS immediately prior to such change and the denominator of which is the number of Ordinary Shares represented by one ADS as so changed.
     To the extent any adjustment to the Conversion Rate (or the ADS to the underlying share ratio) to be made as a result of the occurrence of a transaction described in Sections 4.06(a)(1), (2), (3), (4), (5) or (6) (the occurrence of each such adjustment, an “Adjustment Event”) is limited by Section 4.09(ii) or Section 4.09(iii), the Company will make an additional cash interest payment per $1,000 principal amount of Notes held (“Cap Additional Interest”) to each Holder of the Notes, within five Business Days of the occurrence of such Adjustment Event, in an amount equal to the product of (1) the difference between (i) the Conversion Rate per $1,000 principal amount of Notes that would have been obtained as a result of the occurrence of an Adjustment Event (but without giving effect to the limitation under Section 4.09(ii) or Section 4.09(iii)) and (ii) the Conversion Rate per $1,000 principal amount of Notes that was obtained as a result of the occurrence of such Adjustment Event (after giving effect to the limitations under Section 4.09(ii) or Section 4.09(iii)) and (2) the average of the Closing Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on the date on which such Conversion Rate adjustment is required to be made (or, if such date is not a Trading Day, the Trading Day immediately preceding such date); provided that in no event shall such Cap Additional Interest be paid if the payment of such Cap Additional Interest and any other interest on the Notes would cause the effective interest rate per annum on the Notes to exceed the prescribed ceiling on “all-in cost” prescribed by the RBI for external commercial borrowing with an average maturity period of more than five years; and provided further in the event the payment of such additional interest is prohibited by applicable law, the Company will not declare the Adjustment Event that would have caused the Company to adjust the Conversion Rate in such a way that would result in this provision being triggered.
     Section 4.10 Notice of Adjustment. Whenever the Conversion Rate is required to be adjusted pursuant to this First Supplemental Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee, the Securities Administrator and the Conversion Agent shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee, the Securities Administrator and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.11 Reorganization Events. If any of the following events occur (each, a “Reorganization Event”):
          (1) any recapitalization, reclassification or change of the Ordinary Shares, other than changes resulting from a subdivision or combination;
          (2) a consolidation, merger or combination involving the Company;
          (3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than to one or more of the Company’s Subsidiaries; or
          (4) a statutory share exchange,
in each case as a result of which holders of Ordinary Shares (including Ordinary Shares represented by ADSs) are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Ordinary Shares (including Ordinary Shares represented by ADSs), the Company or the resulting, surviving or transferee Person, as the case may be, shall execute with the Trustee and the Securities Administrator a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that from and after the effective date of such transaction each such Note shall, without the consent of any Holders of Notes, become convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Reorganization Event had such Notes been converted into ADSs immediately prior to such Reorganization Event, except that if such transaction constitutes a Change of Control, such Holders will not convert at an increased Conversion Rate if such Holder does not convert its Notes “in connection with” the relevant Change of Control. In the event holders of ADSs have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Notes will be convertible into the weighted average of the kind and amount of consideration received by the holders of ADSs that affirmatively make such an election or, if no holders of ADSs actually make such election, the types and amount of consideration actually received by such holders. The Company may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into ADSs prior to the effective date of the Reorganization Event.
     Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4, as determined in good faith by the Company or resulting, surviving or transferee Person.
     If, in the case of any such recapitalization, reclassification, change, consolidation, merger, sale, conveyance or lease or statutory share exchange, the stock or other securities and assets received thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a person other than the resulting, surviving or transferee Person, as the case may be, in such recapitalization, reclassification, change, consolidation, merger, combination, sale, conveyance or lease or statutory share exchange, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 4.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 4.11 shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales, conveyances or leases or statutory share exchanges.
     If this Section 4.11 applies to any event or occurrence, Section 4.06 shall not apply.
     Section 4.12 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed effective date. The Company shall mail such notice at least 10 Business Days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.12.
     Section 4.13 Trustee’s Disclaimer; Agents’ Disclaimer.
          (a) Neither the Trustee, the Securities Administrator nor any Agent shall have a duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and/or an Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee, the Securities Administrator and the Conversion Agent pursuant to Section 4.10. Neither the Trustee, the Securities Administrator nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Notes, and neither the Trustee, the Securities Administrator nor any Agent shall be responsible for the Company’s failure to comply with any provisions of this Article 4. Neither the Trustee, the Securities Administrator nor any Agent shall have any obligation to monitor the price of the ADSs or the Ordinary Shares.
          (b) Neither the Trustee, the Securities Administrator nor any Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee, the Securities Administrator and the Agents pursuant to Section 15.03 of the Base Indenture.
ARTICLE 5
COVENANTS
     Section 5.01 Payment of Notes. Section 6.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 6.01 in the Base Indenture shall instead be deemed to refer to Section 5.01 of this First Supplemental Indenture.
          The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and the Base Indenture (except for Section 6.01 in the Base Indenture, which shall not apply to the Notes) and this First Supplemental Indenture.
     Section 5.02 SEC and Other Reports. Section 11.02(a) of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 11.02(a) in the Base Indenture shall instead be deemed to refer to Section 5.02 of this First Supplemental Indenture.
     The Company shall deliver to the Trustee or the Securities Administrator, within 15 calendar days after the Company would have been required to file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be delivered with the Trustee or the Securities Administrator. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.
     Section 5.03 Reporting Additional Interest. In the event that the Company is required to pay any Reporting Additional Interest to Holders of Notes, the Company will provide written notice to the Trustee and the Securities Administrator of its obligation to pay Reporting Additional Interest no later than two calendar days prior to the relevant Interest Payment Date for Reporting Additional Interest, and such notice shall set forth the amount of Reporting Additional Interest to be paid by the Company on such Interest Payment Date. Neither the Trustee nor the Securities Administrator shall at any time be under any duty or responsibility to any Holder to determine the Reporting Additional Interest, or with respect to the nature, extent or calculation of the amount of Reporting Additional Interest when made, or with respect to the method employed in such calculation of the Reporting Additional Interest.
     Section 5.04 Compliance Certificates. Section 6.05 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 6.05 in the Base Indenture shall instead be deemed to refer to Section 5.04 of this First Supplemental Indenture.
     The Company shall deliver to the Trustee and the Securities Administrator, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending March 31, 2010), a certificate of the principal executive officer, principal financial officer or principal accounting officer as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default; provided that within 15 days after a change to the Company’s fiscal year, the Company shall deliver to the Trustee and the Securities Administrator an Officer’s Certificate certifying as to such change. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.05 Further Instruments and Acts. Upon request of the Trustee, the Securities Administrator or any Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.
     Section 5.06 Additional Amounts All payments made by the Company or any successor to the Company under or with respect to the Notes, including delivery of ADSs upon conversion, will be made net of a withholding tax rate of 10.5575% (the “Base Rate”). Accordingly, the Company or any successor, as the case may be, will pay to the holder of each Note such additional amounts (“Additional Amounts”) on all payments made by the Company or any successor to it under or with respect to the Notes, including delivery of ADSs, to ensure that the net amount received by the Holder (after deducting any taxes on the Additional Amounts) shall equal the amount which would have been received by such Holder had withholding or deduction of tax at the Base Rate not been required. In addition, if withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within India or any other jurisdiction in which the Company or any successor are organized or resident for tax purposes or through which payment is made by or on behalf of the Company or by or within any jurisdiction as a result of the Company’s or its successor’s becoming a fiscally transparent entity with respect to any holder (through merger, consolidation or otherwise) (or any political subdivision or taxing authority of or in any of the foregoing) (each, as applicable, a “Relevant Jurisdiction”) is required by law or by regulation or governmental policy having the force of law on any payments made by the Company or any successor to it under or with respect to the Notes, including payments upon redemption of the Notes or on delivery of ADSs upon conversion, the Company shall pay to the Holder of each Note such excess additional amounts (“Excess Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such additional withholding or deduction (and after deducting any taxes on the Excess Additional Amounts) shall equal the amounts which would have been received by such Holder had no such additional withholding or deduction been required, except that no Excess Additional Amounts shall be payable:

          (a) for or on account of:
          (1) any tax, duty, assessment or other governmental charge that would not have been imposed but for:
          (A) the existence of any present or former connection between the Holder or beneficial owner of such Note, and the Relevant Jurisdiction other than merely holding such Note or the receipt of payments or the exercise of rights and obligations thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
          (B) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of and interest on such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or
          (C) the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required by law, regulation or administrative practice of the Relevant Jurisdiction to reduce or eliminate any withholding or deduction as to which Excess Additional Amounts would have otherwise been payable to such Holder;
          (2) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;
          (3) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes; or
          (4) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2) or (3);
          (b) with respect to any payment of the principal of, or interest on, such Note to its Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Excess Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

          (c) Whenever there is mentioned in any context the payment of principal of, or interest or any delivery on, any Note, such mention shall be deemed to include payment of Additional Amounts and Excess Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts and Excess Additional Amounts are, were or would be payable in respect thereof.
          (d) Notwithstanding the foregoing Sections 5.06(a), 5.06(b) and 5.06(c), any Additional Amount and Excess Additional Amount shall be subject to the condition that it not cause the “all-in-cost” of payments made by the Company pursuant to the Indenture to violate any applicable law, including any limit on the “all-in-cost” prescribed by the RBI for external commercial borrowings with an average maturity period of more than five years.
ARTICLE 6
SUCCESSOR COMPANY
     Article VII of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article VII in the Base Indenture shall instead be deemed to refer to Sections 6.01, 6.02 and 6.03, as applicable, of this First Supplemental Indenture.
     Section 6.01 When Company May Consolidate, Amalgamate, Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person, other than to one or more of the Company’s Wholly Owned Subsidiaries, unless:
          (a) either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of India or the United States or any state thereof or the District of Columbia, and such Person assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture, in each case in a form reasonably satisfactory to the Trustee and the Securities Administrator;
          (b) immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing;
          (c) if as a result of such transaction the Notes become convertible based on ordinary shares, common stock or other securities issued by any Person other than the Company or the resulting, surviving or transferee Person, such other Person fully and unconditionally guarantees all obligations of the Company or the resulting, surviving or transferee Person (if other than the Company), as applicable, under the Notes and the Indenture; and
          (d) the Company has delivered to the Trustee and the Securities Administrator the Officer’s Certificate and Opinion of Counsel pursuant to Section 6.03.

     Section 6.02 Successor to be Substituted. In case of any such consolidation, amalgamation, merger, sale, lease, transfer, conveyance or other disposition in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and the Securities Administrator and reasonably satisfactory in form and substance to the Trustee and the Securities Administrator, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such successor Person shall succeed to, and be substituted for, the Company, and may exercise every right and power of the Company with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and the Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee and the Securities Administrator; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition, upon compliance with this Article 6 the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 6 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.
     Section 6.03 Opinion of Counsel to be Given to the Trustee and the Securities Administrator. Prior to execution of any supplemental indenture pursuant to this Article 6, the Trustee and the Securities Administrator shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, transfer, conveyance or other disposition and any such assumption complies with the provisions of this Article 6.
ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01 Events of Default. Section 8.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 8.01 in the Base Indenture shall instead be deemed to refer to Section 7.01 of this First Supplemental Indenture.

     An “Event of Default,” whenever used in the Indenture with respect to the Notes shall mean any one of the following events:
          (a) default in the payment of any principal amount, Redemption Price or Fundamental Change Purchase Price due with respect to the Notes, when the same becomes due and payable;
          (b) default in payment of any interest under the Notes, which default continues for 30 days after the date when due;
          (c) default in the delivery when due of ADSs deliverable upon conversion with respect to the Notes, which default continues for three days after such scheduled delivery date;
          (d) the Company’s failure to give a Fundamental Change Company Notice as described under Section 3.01 above;
          (e) the Company’s failure to perform or observe any other term, covenant or agreement in the Notes or the Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure of the Company to cure (or obtain a waiver of) such default continues for 60 days after receipt of the notice specified below;
          (f) default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after written notice to the Company by the Securities Administrator or to the Company, the Trustee and the Securities Administrator by the Holders of at least 25% in aggregate principal amount of the Notes, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;
          (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (1) commences as a debtor a voluntary case or proceeding; or
     (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or
     (3) consents to the appointment of a Receiver of it or for all or substantially all of its property; or
     (4) makes a general assignment for the benefit of its creditors; or
     (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

     (6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) grants relief against the Company or any Significant Subsidiary in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; or
     (2) appoints a Receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or
     (3) orders the winding up or liquidation of the Company or any Significant Subsidiary;
          and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     However, a Default under clause (e) of this Section 7.01 will not constitute an Event of Default until the Trustee, the Securities Administrator or the holders of 25% in principal amount of the Notes notify the Company of the Default and such Default is not cured within the time specified by clause (e) of this Section 7.01 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
     Section 7.02 Acceleration. Section 8.02(a) of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 8.02(a) in the Base Indenture shall instead be deemed to refer to Section 7.02 of this First Supplemental Indenture.
          (a) If an Event of Default described in clauses (g) and (h) of Section 7.01 occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest on the Notes then Outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Securities Administrator or any Holder. If any other Event of Default occurs and is continuing, the Trustee, the Securities Administrator or the Holders of at least 25% in principal amount of the Notes then Outstanding may declare the principal of and accrued and unpaid interest on the Notes then Outstanding to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately and the Trustee may, in its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings.

          (b) Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.02 hereof or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes (“Reporting Additional Interest”). This Reporting Additional Interest will be payable in the same manner and on the same dates as the Regular Interest payable on the Notes. Any Reporting Additional Interest shall be payable only to the extent that it does not cause the rate at which interest is paid per annum on the Notes to exceed the ceiling on “all-in-cost” prescribed by the RBI for external commercial borrowings with an average maturity period of more than five years. The Reporting Additional Interest will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations herein first occurs to but not including the 180th calendar day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 180th calendar day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th calendar day), such Reporting Additional Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th calendar day, the Notes shall be subject to acceleration as provided above if the Event of Default is continuing. The provisions described in this Section 7.02(b) will not affect the rights of Holders in the event of the occurrence of any other Event of Default. For the avoidance of doubt, the Reporting Additional Interest shall not begin accruing until the Company fails to perform the reporting obligations set forth in Section 5.02 hereof or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or the Securities Administrator or to the Company, the Trustee and the Securities Administrator by the Holders of at least 25% in aggregate principal amount of Notes then Outstanding.
     Section 7.03 Waiver of Past Defaults; Control by Holders. Section 8.06 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 8.06 in the Base Indenture shall instead be deemed to refer to Section 7.03 of this First Supplemental Indenture.
          (a) The Holders of a majority in aggregate principal amount of the Outstanding Notes may waive all past Defaults (except with respect to nonpayment of principal or interest or failure to deliver ADSs upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if:
          (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
          (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

          Upon any such waiver the Company, the Trustee, the Securities Administrator and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.03(a), said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing.
          (b) The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided, however, that, subject to the provisions of Sections 12.01 and 12.02 of the Base Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
ARTICLE 8
AMENDMENTS
     Section 8.01 Without Consent of Holders. Section 15.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 15.01 in the Base Indenture shall instead be deemed to refer to Section 8.01 of this First Supplemental Indenture.
     The Company, the Trustee and the Securities Administrator may amend this First Supplemental Indenture or the Notes without notice to or consent of any Holders to:
          (a) provide for the conversion rights of Holders of the Notes in the event of any Reorganization Event;
          (b) evidence a successor to the Company and provide for the assumption by that successor of the Company’s obligations under the Indenture and the Notes;
          (c) add to the Company’s covenants for the benefit of the Holders of the Notes, including adding one or more additional put rights in favor of the Holders of Notes, or to surrender any right or power conferred upon the Company;
          (d) secure the Company’s obligations or add guarantees in respect of the Notes and the Indenture;
          (e) increase the Conversion Rate;

          (f) evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;
          (g) make any change to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;
          (h) provide for uncertificated Notes in addition to or in place of Certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
          (i) cure any ambiguity, omission, defect or inconsistency in the Indenture;
          (j) make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel so long as such change does not adversely affect the rights of the Holders of the Notes in any material respect; provided, that any amendment made solely to conform the provisions of the Indenture to the description of the Notes contained in the Prospectus Supplement will be deemed not to adversely affect the interests of the Holders of the Notes; or
          (k) conform the provisions of the Indenture to the “Description of Notes” section of the Prospectus Supplement.
     Section 8.02 With Consent of Holders. Section 15.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 15.02 in the Base Indenture shall instead be deemed to refer to Section 8.02 of this First Supplemental Indenture.
     The Trustee, the Securities Administrator and the Company may amend the Indenture or the Notes with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, the written consent or affirmative vote of the Holder of each Outstanding Note affected by such change is required to:
          (a) alter the manner of calculation of interest on the Note or reduce the rate of accrual of interest on the Note or change the date of payment;
          (b) change the Maturity Date;
          (c) reduce the principal amount, Redemption Price or Fundamental Change Purchase Price with respect to the Note;
          (d) make any change that adversely affects the right to require the Company to purchase the Note upon a Fundamental Change;
          (e) impair the right to institute suit for the enforcement of any payment with respect to the Note or with respect to conversion of the Note;

          (f) change the currency of payment of principal of, or interest on, the Note;
          (g) except as otherwise permitted by the Indenture, adversely affect the conversion rights of any Holders; or
          (h) change the provisions in the Indenture that relate to modifying or amending the Indenture.
     For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of the Holders of each Note affected by such change; the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Notes is not additionally required.
     The Company may set a record date for purposes of determining the identity of the Holders entitled to give a written consent or affirmatively vote by the Company as authorized or permitted by this Section 8.02, and the Company shall provide the Trustee and the Securities Administrator with an Officer’s Certificate setting forth the identity of such Holders. Such record date shall not be more than 30 calendar days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee and the Securities Administrator prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.
     It is not necessary for the consent of the Holders of Notes under this First Supplemental Indenture to approve the particular form of any proposed amendment or supplement, but it is sufficient if such consent approves the substance thereof.
     Section 8.03 Notification. After an amendment under this Article 8 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Article 8.
ARTICLE 9
DISCHARGE OF INDENTURE
     Section 9.01 Discharge of Liability on Notes. Section 13.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 13.02 in the Base Indenture shall instead be deemed to refer to Section 9.01 of this First Supplemental Indenture.
          (a) When (i) the Company delivers to the Securities Administrator all Outstanding Notes (other than Notes replaced pursuant to Section 3.07 of the Base Indenture) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at the Maturity Date, any Redemption Date (including a Tax Redemption Date), a Fundamental Change Purchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Securities Administrator money sufficient to pay at such relevant date all amounts due under the then Outstanding Notes (other than Notes replaced pursuant to Section 3.07 of the Base Indenture) including interest thereon to maturity or such relevant date, and ADSs (or other property, if applicable) due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this First Supplemental Indenture shall, subject to Section 9.01(b), cease to be of further effect. The Trustee, Paying Agent or Conversion Agent or the Securities Administrator shall acknowledge satisfaction and discharge of this First Supplemental Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel delivered by and at the cost and expense of the Company.
          (b) Notwithstanding Section 9.01(a), the Company’s obligations in this Article 9 shall survive until the Notes have been paid in full or the delivery of the ADSs in accordance with Article 4 has been satisfied in full.
     Section 9.02 Application of Trust Money. Section 13.07 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 13.07 in the Base Indenture shall instead be deemed to refer to Section 9.02 of this First Supplemental Indenture.
     The Securities Administrator shall hold in trust money and any ADSs (or other property, if applicable) due in respect of converted Notes deposited with it pursuant to this Article 9. It shall apply the deposited money (either as paying agent or through any other appointed Paying Agent) and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of ADSs (or other property, if applicable) due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.
     Section 9.03 Reinstatement. If the Paying Agent or the Securities Administrator is unable to apply any money or to deliver any ADSs (or other property, if applicable) due in respect of converted Notes in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Securities Administrator or Paying Agent is permitted to apply all such money and any ADSs (or other property, if applicable) due in respect of converted Notes in accordance with this Article 9; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Securities Administrator or Paying Agent.
     Section 9.04 Defeasance. The Notes will not be subject to defeasance. Accordingly, Section 13.03 of the Original Indenture shall not apply with respect to the Notes.
ARTICLE 10
REDEMPTION
     Article IV of the Base Indenture shall not apply to the Notes, and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article IV in the Base Indenture shall instead be deemed to refer to Sections 10.01, 10.02, 10.03, 10.04, 10.05 and 10.06 of this First Supplemental Indenture.
     Section 10.01 Redemption of Notes at the Option of the Company.
          (a) Except as described in Section 10.02 below, the Notes will not be redeemable by the Company until after November 4, 2012. At any time after November 4, 2012, the Company may, subject to receipt of appropriate approvals, if any, required under applicable Indian law, redeem in cash, all or part, in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof, of the Notes, if the Closing Sale Price of the ADSs has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Company provides notice of the redemption. The price paid for each Note being redeemed (the “Redemption Price”) will equal 100% of the principal amount of the Note being redeemed, plus accrued and unpaid interest, to, but excluding, the Redemption Date. Notwithstanding the foregoing, the Company shall not redeem any of the Notes during any Closed Period.
          (b) The Company will give notice of the redemption not less than 30 nor more than 60 days before the Redemption Date by mail to the Trustee, the Securities Administrator, the Paying Agent and each Holder of the Notes.
          (c) If the Notes are redeemed on a date that is after a Regular Record Date for the payment of interest and prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest (as part of the Redemption Price) to the same person to whom it pays the principal of the Notes being redeemed rather than to the Holder of record on that Regular Record Date.
          (d) The Company may not redeem any Notes unless all accrued and unpaid interest thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date.
          (e) If the Company decides to redeem fewer than all of the Outstanding Notes, the Depositary (by lot in the case of Global Notes) or the Securities Administrator will select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof, provided that the portion not so redeemed is in a minimum principal amount of $1,000) by lot, or on a pro rata basis or by another method the Securities Administrator considers fair and appropriate.
          (f) If the Securities Administrator selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of such Holder’s Notes, the converted portion will be deemed to be from the portion selected for redemption.
          (g) In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection for redemption of Notes and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any

Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part. No Notes of a principal amount of $1,000 or less shall be redeemed in part.
          (i) Notwithstanding any provision in this Section 10.01, no Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.
          (j) Notwithstanding any provision in this Section 10.01, the Company will not give notice of, or effect any, redemption of the Notes prior to obtaining approval of the RBI if such approval is required.
     Section 10.02 Redemption for Taxation Reasons.
Subject to the conditions in clause (c) below, at any time the Company or any successor to it, as applicable, may, having given not less than 30 nor more than 60 days’ notice to the Holders, the Trustee and the Securities Administrator (which notice shall be irrevocable) redeem in cash, in whole but not in part, the Notes at 100% of their principal amount together with accrued interest (calculated up to but excluding the date of redemption) (the “Tax Redemption Price”) on the date fixed for redemption (the “Tax Redemption Date”), if (i) the Company or any successor to it, as applicable, has or will become obliged to pay Excess Additional Amounts in respect of payments of interest on the Notes such that the combined rate of Additional Amounts and Excess Additional Amounts payable equals or exceeds 11% as a result of any change in, or amendment to, the laws or regulations of India or other Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective (a) with respect to the Company, on or after October 15, 2009 or (b) with respect to any successor to the Company, on or after the date such successor became the Company’s successor and (ii) such obligation cannot be avoided by the Company or its successor, as applicable (taking reasonable measures available to the Company or such successor, as applicable); provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or its successor, as applicable, would be obliged to pay such Excess Additional Amounts were a payment in respect of the Notes then due; provided further, for the avoidance of doubt, that where any such requirement to pay Excess Additional Amounts is due to taxes of India or other Relevant Jurisdiction or any political subdivision or any authority thereof or therein, the Company or a successor to it, as applicable, shall be permitted to redeem Notes in accordance with the provisions above only if the rate of withholding or deduction so required is in excess of 11%. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company or its successor, as applicable, shall deliver to the Trustee or the Securities Administrator (a) a Officer’s Certificate of the Company or its successor, if applicable, stating that the obligation referred to in (i) above cannot be avoided by the Company or its successor, as applicable, (taking reasonable measures available to the Company or such successor, as applicable) and (b) an Opinion of Counsel to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee and the Securities Administrator shall accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Holders; provided that such Officer’s Certificate be signed by two members of the board of directors of the Company or of its successor, as applicable, and that the Opinion of Counsel be issued by independent legal or tax advisors of recognized international standing.
          (b) Upon the expiry of any such notice given in Section 10.02(a), the Company or its successor, as applicable, will be bound to redeem the Notes at 100% of their principal amount together with accrued interest up to (but excluding) such date, on the Tax Redemption Date.
          (c) If the Company or its successor, as applicable, gives a notice of redemption pursuant to this Section 10.02, each Holder will have the right to elect that all, or portions in principal amount of $1,000 or integral multiple of $1,000 in excess thereof, of its Note(s) shall not be redeemed and that the payment of Excess Additional Amounts shall not apply in respect of any payment of principal or interest to be made in respect of such Notes(s) which falls due after the relevant Tax Redemption Date, whereupon no Excess Additional Amounts shall be payable in respect thereof and payment of all amounts shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by the government of India or other Relevant Jurisdiction or any authority thereof or therein having power to tax. For the avoidance of doubt, any Additional Amounts which had been payable in respect of the Notes at the Base Rate as a result of the laws or regulations of the government of India or any authority thereof or therein having power to tax as of the Issue Date of the Notes will continue to be payable to such Holders. To exercise such right, the Holder of the relevant Note must complete, sign and deposit at the applicable Corporate Trust Office of the Securities Administrator or Paying Agent a duly completed and signed notice of redemption (“Tax Election Notice”), substantially in the form attached hereto as Exhibit C, together with the certificate evidencing the Notes (if the Notes are certificated) on or before the day falling 15 days prior to the Tax Redemption Date.
     Section 10.03 Notice of Redemption.
          (a) Notice of redemption pursuant to Section 10.01 or Section 10.02 shall be given by the Company or a successor to the Company, as applicable, or, at the Company’s or its successor’s request, as applicable, by the Securities Administrator in the name and at the expense of the Company or its successor, as applicable, not less than 30 nor more than 60 days prior to the Redemption Date or Tax Redemption Date, as applicable, to the Holders; provided that the Securities Administrator be provided with the draft notice at least 15 days prior to its sending such notice of redemption. Any notice so given shall be conclusively presumed to have been duly given, whether or not each Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder shall not affect the sufficiency of any notice of redemption with respect to the Holder.
          (b) All notices of redemption shall identify the Notes to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:
          (1) such election by the Company to redeem the Notes pursuant to provisions contained in this First Supplemental Indenture or the terms of the Notes;
          (2) the Redemption Date or Tax Redemption Date;

          (3) the Redemption Price or Tax Redemption Price;
          (4) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;
          (5) that on the Redemption Date or the Tax Redemption Date, the Redemption Price or the Tax Redemption Price, as applicable, will become due and payable upon each such Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, subject to the satisfaction of any condition to such redemption;
          (6) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price or the Tax Redemption Price, and that the Notes designated in such notice for redemption are required to be presented on or after such Redemption Date or Tax Redemption Date at the designated Place of Payment; and
          (7) if any certificated Note is to be redeemed in part, that on and after the Redemption Date, upon surrender of such Note, such Note will be canceled and a new Note in aggregate principal amount equal to the unredeemed portion thereof will be issued and delivered without charge to the Holder.
     Section 10.04 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date or the Tax Redemption Date for any Notes, the Company shall deposit with the Trustee, the Securities Administrator or with a Paying Agent an amount of money sufficient to pay the Redemption Price or Tax Redemption Price of such Notes or any portions thereof, if applicable, that are to be redeemed on that date.
     Section 10.05 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Notes so to be redeemed shall, on the Redemption Date or Tax Redemption Date, become due and payable at the Redemption Price or the Tax Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price or Tax Redemption Price) such Notes shall cease to bear interest, in each case subject to the satisfaction of any conditions to such redemption. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price or Tax Redemption Price.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date or the Tax Redemption Date, as applicable, at the rate prescribed therefor in the Note.
     Section 10.06 Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the applicable Corporate Trust Office of the Securities Administrator or such other office or agency of the Company, and the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver to the holder of such Notes without service charge, a new Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; except that if a Global Note is so surrendered, the Company shall execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order, shall authenticate and deliver to the Depositary for such Global Note, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.
ARTICLE 11
MISCELLANEOUS
     Section 11.01 Ratification of Indenture. This First Supplemental Indenture is executed by the Company, the Trustee and the Securities Administrator upon the Company’s request, pursuant to the provisions of Section 15.01(m) of the Base Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Base Indenture, the terms of this First Supplemental Indenture shall govern.
     Section 11.02 Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee’s or Authenticating Agent’s certificate of authentication) shall be taken as the statements of the Company, and neither the Trustee nor the Securities Administrator assume any responsibility for the correctness thereof. Neither the Trustee nor the Securities Administrator make any representations, warranty or undertaking, express or implied, and no responsibility or liability is accepted by the Trustee or the Securities Administrator as to the validity or sufficiency of this First Supplemental Indenture or of the Notes or as to the accuracy or completeness of the information included or incorporated by reference in this First Supplemental Indenture or any other information supplied in connection with the Notes. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Company of the Notes or of the proceeds thereof. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee and the Securities Administrator under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee or the Securities Administrator, as applicable, under this First Supplemental Indenture.
     Section 11.03 Calculations in Respect of the Notes. The Company or its calculation agents shall be responsible for making all calculations called for under the Indenture and the Notes. These calculations include, but are not limited to, the determination of the Closing Sale Price of the ADSs, accrued interest payable on the Notes and the Conversion Rate. The Company or its calculation agents will make all of these calculations in good faith and, absent manifest error, the Company’s and its calculation agents’ calculations will be final and binding on Holders. The Company or its calculation agents will provide a schedule of these calculations to the Trustee and the Securities Administrator and the Trustee and the Securities Administrator are entitled to conclusively rely upon the accuracy of these calculations without independent verification, and neither the Trustee nor the Securities Administrator shall have any responsibility for making or verifying any such calculations.

     Section 11.04 Severability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 11.05 Successors and Assigns. This First Supplemental Indenture shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Trustee and the Securities Administrator.
     Section 11.06 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument
     Section 11.07 Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.
     Section 11.08 Submission to Jurisdiction. The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Note.
     As long as any of the Notes remain Outstanding or the parties hereto have any obligation under this First Supplemental Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.
     The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this First Supplemental Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.
     Section 11.09 Currency Indemnity. The U.S. dollar is the sole currency of account and payment for all sums payable by the Company under this First Supplemental Indenture. Any amount received or recovered in a currency other than U.S. dollars in respect of the Notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Holder (or in respect of the Indenture by the Trustee or Conversion Agent) in respect of any sum expressed to be due to it from the Company will constitute a discharge of the Company only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event the Company will indemnify the recipient against the cost of making any such purchase.
     For the purposes of this indemnity, it will be sufficient for the Holder (or Trustee, Securities Administrator or Conversion Agent) to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Company, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.
     Section 11.10 [RESERVED]
     Section 11.11 No Sinking Fund. No sinking fund is provided for the Notes. Accordingly, Article V of the Base Indenture shall not apply with respect to the Notes.
     Section 11.12 No Subordination. The Notes are senior obligations of the Company. Accordingly, Article XVI of the Base Indenture shall not apply with respect to the Notes.
     Section 11.13 No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.
     Section 11.14 Purchase of Notes in Open Market. The Company may, to the extent permitted by law, and subject to Indian laws and regulations, purchase any Notes on the open market or by tender offer at any price or by private agreement without prior notice to

Holders. Any Notes purchased by the Company may, at its option, be surrendered to the Securities Administrator for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

STERLITE INDUSTRIES (INDIA) LIMITED
By:	/s/ Vinod Bhandawat
	Name:	Vinod Bhandawat
	Title:	Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

CITIBANK, N.A., as Securities Administrator
By:	/s/ Wafaa Orfy
	Name:	Wafaa Orfy
	Title:	Vice President

Signature Page to the First Supplemental Indenture

EXHIBIT A
FORM OF FACE OF NOTE
Global Notes Legend1
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Notes.

No.
4.00% Convertible Senior Note due 2014

CUSIP No.: 859737 AB4	ISIN: US859737AB48
     Sterlite Industries (India) Limited, a company incorporated under the laws of the Republic of India, promises to pay to [                                        ], or its registered assigns, the principal sum of                      Dollars [, or such lesser amount as is indicated in the records of the Securities Administrator and the Depositary,]2 on October 30, 2014 and to pay interest thereon from October 29, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 30 and October 30 of each year, commencing April 30, 2010. Regular Interest will accrue at the rate of 4.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date with respect to such Interest Payment Date, which shall be April 15 and October 15 preceding the applicable April 30 and October 30 Interest Payment Date, respectively.
     Interest (except Reporting Additional Interest, if any, and Cap Additional Interest, if any) on the Notes payable for any full semiannual period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest (except Cap Additional Interest, if any) payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date is not a Business Day, payment of interest will be made on the next succeeding Business Day and no interest will accrue thereon.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[2]	Include for Global Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STERLITE INDUSTRIES (INDIA) LIMITED
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST COMPANY,
       as Trustee, certifies that this is one of
       the Notes referred to in the Indenture.

By:	CITIBANK, N.A.
As Authenticating Agent

By:
Authorized Signatory
Dated:

[FORM OF REVERSE SIDE OF NOTE]
STERLITE INDUSTRIES (INDIA) LIMITED
4.00% CONVERTIBLE SENIOR NOTE DUE 2014
     Sterlite Industries (India) Limited, a company incorporated under the laws of the Republic of India (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of October 29, 2009, as amended by the First Supplemental Indenture dated as of October 29, 2009 (the “First Supplemental Indenture”) (such Indenture, as amended by the First Supplemental Indenture and as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (the “Trustee”) and Citibank, N.A. as Securities Administrator (the “Securities Administrator”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Securities Administrator and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture. This Note is one of the Notes referred to in the First Supplemental Indenture initially issued in an aggregate principal amount of $500,000,000.
1. Reporting Additional Interest
     The Holder of this Note shall be entitled to receive Reporting Additional Interest as and to the extent provided in the Indenture.
2. Additional Amounts
     All payments made by the Company or any successor to the Company under or with respect to the Notes, including delivery of ADSs upon conversion, will be made net of a withholding tax rate of 10.5575% (the “Base Rate”). Accordingly, the Company will pay to the Holder of each Note such additional amounts (“Additional Amounts”) on all payments made by the Company or any successor to it under or with respect to the Notes, including delivery of ADSs, to ensure that the net amount received by the Holders (after deducting any taxes on the Additional Amounts) shall equal the amount which would have been received by such Holders had withholding or deduction of tax at the Base Rate not been required. In addition, if withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within India or any other jurisdiction in which the Company or any successor are organized or resident for tax purposes or through which payment is made by or on behalf of the Company or by or within any jurisdiction as a result of the Company’s or its successor’s becoming a fiscally transparent entity with respect to any Holder (through merger, consolidation or otherwise) (or any political subdivision or taxing authority of or in any of the foregoing) (each, as applicable, a “Relevant Jurisdiction”) is required by law or by regulation or governmental policy having the force of law on any payments made by the Company or any successor to it under or with respect to the Notes, including payments upon redemption of the Notes or on delivery of ADSs upon conversion, the Company or its successor, as applicable, shall pay to the Holder of each Note such excess additional amounts (“Excess Additional Amounts”) as may be necessary to ensure that the net amount received by the Holder after such additional withholding or deduction (and after deducting any taxes on the Excess Additional Amounts) shall equal the amounts which would have been received by such Holder had no such additional withholding or deduction been required, subject to certain exceptions set forth under the Indenture.
3. Method of Payment
     The Company will pay interest (except Cap Additional Interest, if any, and certain Additional Amounts and Excess Additional Amounts) on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the Regular Record Date with respect to the applicable Interest Payment Date, except that, notwithstanding the foregoing, the Company will not be required to pay accrued interest on any Notes that have been converted, except as described under the Indenture, and on the Maturity Date, the Company will pay accrued and unpaid interest on the Notes only to the Person to whom the Company is required to pay the principal amount of such Notes unless such Notes were earlier converted, redeemed or repurchased.
     If the Company redeems any Notes on a Redemption Date or a Tax Redemption Date after a Regular Record Date for the payment of interest but before the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest on such Notes only to the persons to whom the Company pays such Notes’ principal, unless such Notes were earlier converted (if such Notes were converted after the last Record Date before such Redemption Date or Tax Redemption Date, as applicable, interest on the Notes will be paid to their Holders as of such last Record Date).
     The Company will pay interest on:
     (a) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;
     (b) any Certificated Notes having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that on the Maturity Date interest will be payable at the office of the Company maintained by the Company for such purposes in The City of New York, which shall initially be an office or agency of the Securities Administrator; and
     (c) any Certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes, provided such election is duly delivered to the Securities Administrator or Paying Agent at least 10 Business Days prior to the relevant payment date for interest, provided, however, that on the Maturity Date interest will be payable at the office of the Company maintained by the Company for such purposes in The City of New York, which shall initially be an office or agency of the Securities Administrator.

4. Paying Agent and Registrar and Conversion Agent
     Initially, the Securities Administrator will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any additional Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.
5. Ranking
     This Note is an unsecured senior obligation of the Company and ranks equally in right of payment with all of the Company’s existing unsecured indebtedness and future unsecured senior indebtedness. This Note ranks senior in right of payment to any of the Company’s future unsecured subordinated indebtedness that is expressly subordinated to this Note.
6. Purchase at the Option of Holders Upon a Fundamental Change
     If a Fundamental Change occurs at any time prior to the Maturity Date, this Note will be subject to purchase, at the option of the Holder, subject to RBI approval and the terms and conditions of the Indenture, on a Fundamental Change Purchase Date specified by the Company in the Fundamental Change Company Notice relating to such Fundamental Change that is not less than 30 calendar days nor more than 45 business days after the date of the Fundamental Change Company Notice related to such Fundamental Change, at a Fundamental Change Purchase Price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Purchase Date; provided that if such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (except Cap Additional Interest and certain Additional Amounts) shall be payable on the corresponding Interest Payment Date to the Holder of record of this Note on the applicable Regular Record Date instead of the Holder surrendering the Note for purchase on such date, and the Fundamental Change Purchase Price will be reduced by such interest amount. For Notes to be so purchased at the option of the Holder, the Holder must deliver to the Securities Administrator and the Paying Agent, in accordance with the terms of the Indenture, the Fundamental Change Purchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date.
     Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Securities Administrator and the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, all as provided in the Indenture.
7. Conversion
     Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into ADSs at an initial Conversion Rate of 42.8688 ADSs per $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms of the Indenture. The conversion right shall be suspended during any Closed Period, as described in the Indenture.

     If and only to the extent a Holder elects to convert its Notes in connection with a transaction that constitutes a Change of Control pursuant to which 10% or more of the consideration for Ordinary Shares and/or ADSs (other than cash payments for fractional Ordinary Shares and cash payments made in respect of dissenters’ appraisal rights) in such Change of Control transaction consists of cash or securities (or other property) that are not Ordinary Shares, shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such Change of Control transaction on a U.S. national securities exchange, subject to certain limitations, the Conversion Rate applicable to such converting Notes shall be increased by an additional number of ADSs in accordance with the Indenture.
     If this Note (or portion hereof) is surrendered for conversion by a Holder during the period subsequent to 5:00 p.m., New York City time, on any Regular Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, it must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest that has accrued and will be paid on the principal amount being converted (whether or not the converting Holder was the Holder of record on the relevant Regular Record Date); provided, however, that no such payment need be made:
     (a) if the Company has specified a Fundamental Change Purchase Date that falls on or after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Conversion Date for such Note occurs between such Regular Record Date and Interest Payment Date;
     (b) if the Company has specified a Redemption Date or a Tax Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Conversion Date for such Note occurs between such Regular Record Date and Interest Payment Date;
     (c) if this Note has been surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or
     (d) to the extent of overdue interest, if any, which exists at the time of the Conversion with respect to this Note.
     Accrued and unpaid interest (except Cap Additional Interest, if any), if any, to the Conversion Date is deemed to be paid in full by the ADSs, together with any cash payment of such Holder’s fractional Ordinary Shares and any Additional Amounts thereon, delivered upon conversion rather than cancelled, extinguished or forfeited.
     No fractional ADSs will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of an ADS which would otherwise be issuable upon the surrender of any Note or Notes for conversion.
     A Note in respect of which a Holder is exercising its right to require purchase may be converted only if such Holder validly withdraws its election to exercise such right to require purchase in accordance with the terms of the Indenture.

     Delivery of the ADSs will occur as promptly as practicable following the Conversion Date, but in no event later than 45 days or 10 days (in the case of any Conversion Date occurring on or after the last Record Date before the Redemption Date or the Maturity Date, as applicable) after the Conversion Date. It is expected that any newly issued ADSs will be accepted into the book-entry system maintained by DTC, and no person receiving ADSs shall receive or be entitled to receive physical delivery of ADSs, except in the limited circumstances set forth in the Deposit Agreement.
8. Denominations, Transfer, Exchange
     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar, the Securities Administrator and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
9. Persons Deemed Owners
     The registered Holder of this Note may be treated as the owner of it for all purposes.
10. Unclaimed Money
     Subject to any applicable abandoned property law, the Trustee, the Securities Administrator and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any ADSs or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.
11. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and (ii) any Default or Event of Default may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. In certain circumstances set forth in the Indenture, the Company, the Trustee and the Securities Administrator may amend the Indenture or the Notes without the consent of any Holder.
12. Defaults and Remedies
     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization relating to the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, except as provided in the Indenture (including special provisions for an Event of Default relating to the failure of the Company to comply with its agreements in respect of periodic reporting as set forth in Section 5.02 of the First Supplemental Indenture). If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization relating to the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind and annul such declaration with respect to the Notes and its consequences. No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.
13. Trustee and Securities Administrator Dealings with the Company
     Subject to certain limitations, the Trustee or the Securities Administrator under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.
14. No Recourse Against Others
     No director, officer, employee, or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
15. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Indenture to Control; Governing law
     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Sterlite Industries (India) Limited, Vedanta, 75 Nehru Road, Vile Parle (East), Mumbai, Maharashtra 400-099, India, Attention: Chief Financial Officer (Fax: +91-22-6646-1450).
18. CUSIP, Common Code and ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, Common Code and ISIN numbers to be printed on the Notes and has directed the Trustee and the Securities Administrator to use CUSIP, Common Code and ISIN numbers in all notices issued to Holders as a convenience to such Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

CONVERSION NOTICE

TO:	STERLITE INDUSTRIES (INDIA) LIMITED,
Vedanta, 75 Nehru Road
Vile Parle (East)
Mumbai, Maharashtra 400-099
India
Attention: Chief Financial Officer
Fax No.: +91-22-6646-1450

and

WILMINGTON TRUST COMPANY, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Capital Markets /
Sterlite Industries (India) Limited
Fax No.: (302) 636-4145

and

Citibank, N.A., as Securities Administrator and Conversion Agent
11 Wall Street, 15th Floor,
New York, NY 10005
Attn: 15th Floor Window — Sterlite Industries (India) Limited
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note and directs that (A) the (i) ADSs of Sterlite Industries (India) Limited (the “Company”) and (ii) cash in lieu of fractional ADSs, if any, and (B) any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If ADSs or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of ADSs if to be issued, and Notes if to be delivered, and the person to whom payment for fractional ADSs is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)
Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:
NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Exhibit B
FUNDAMENTAL CHANGE PURCHASE NOTICE
TO: STERLITE INDUSTRIES (INDIA) LIMITED and WILMINGTON TRUST COMPANY, as Trustee and CITIBANK, N.A., as Securities Administrator
     The undersigned registered owner of this 4.00% Convertible Senior Note Due 2014 hereby irrevocably acknowledges receipt of a notice from Sterlite Industries (India) Limited (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of the Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Notes and the Indenture at the price of 100% of such entire principal amount or portion thereof, together with, except as provided in the Indenture and accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture dated as of October 29, 2009, between Sterlite Industries (India) Limited, Wilmington Trust Company, Citibank, N.A., and the holders of notes issued thereto, as further supplemented by the First Supplemental Indenture dated October 29, 2009, among the same parties.
Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
Notes Certificate Number (if applicable):
Principal amount to be purchased
(if less than all, must be $1,000 or integral multiples thereof):
Social Security or Other Taxpayer Identification Number:

B-1

Exhibit C
TAX ELECTION NOTICE
TO: STERLITE INDUSTRIES (INDIA) LIMITED and WILMINGTON TRUST COMPANY, as Trustee and CITIBANK, N.A., as Securities Administrator
     The undersigned registered owner of this 4.00% Convertible Senior Note Due 2014 hereby irrevocably acknowledges receipt of a notice from Sterlite Industries (India) Limited (the “Company”) regarding the right of Holders to elect that all, or portions in principal amount of $1,000 or integral multiple of $1,000 in excess thereof, of its Note(s) shall not be redeemed and that the payment of Excess Additional Amounts shall not apply in respect of any payment of principal or interest to be made in respect of such Notes(s) (or such portion thereof, as applicable) which falls due after the relevant Tax Redemption Date. The undersigned hereby requests and instructs the Company not to redeem principal amount of the Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Notes and the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The remaining Note(s) (or such portion thereof, as applicable) shall continue to be convertible by the undersigned until the Business Day before the Tax Redemption Date, unless the Company fails to pay the Tax Redemption Price on the Tax Redemption Date, pursuant to the terms and conditions specified in the Indenture dated as of October 29, 2009, between Sterlite Industries (India) Limited, Wilmington Trust Company, Citibank, N.A., and the holders of notes issued thereto, as further supplemented by the First Supplemental Indenture dated October 29, 2009, among the same parties.
Dated:

Signature(s)

C-1

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
Notes Certificate Number (if applicable):
Principal amount not to be redeemed
(if less than all, must be $1,000 or integral multiples thereof):
Social Security or Other Taxpayer Identification Number:

C-2